UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2008

UNIVERSAL AMERICAN CORP.
(Exact name of Registrant as Specified in Charter)

New York	0-11321	11-2580136
(State of incorporation	(Commission File Number)	(I.R.S. Employer
or organization)		Identification No.)

Six International Drive, Suite 190

Rye Brook, New York 10573

(Address of Principal Executive Offices) (Zip Code)

(914) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 24013e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement

                As previously announced, on March 5, 2008, we entered into a Settlement Agreement and Amendment to Merger Agreement with Welsh, Carson, Anderson & Stowe IX, L.P., the shareholder representative under the Agreement and Plan of Merger and Reorganization, dated as of May 7, 2007, and the equity investors that purchased our shares in connection with the acquisition of MemberHealth.  Pursuant to the merger agreement, on September 21, 2007, we acquired MemberHealth, Inc., previously a wholly owned subsidiary of MHRx LLC.

                The settlement agreement provides for the former owners of MemberHealth, Inc. to make payments to us, consisting of:

•                  Approximately $15.0 million in cash, representing an amount previously payable by us to the former owners of MemberHealth as merger consideration under the merger agreement, which amount we will now withhold and credit against the settlement amount;

•                  Approximately $30,538,701, by release to us of $17,325,000 in cash, plus accrued interest, and 708,752 shares of our common stock previously held in escrow pursuant to the escrow agreement established in connection with the merger agreement; and

•                  Approximately $54,461,298, 45% of which is payable in shares of our common stock, and the remaining 55% of which is payable in cash.

                The settlement agreement provides that each of the former owners is responsible for his, her or its pro rata portion of the settlement amount.  For purposes of valuing the stock portion of the settlement amount, the parties to the settlement agreement valued the shares of our common stock at $18.59 per share, the closing price of our common stock on Monday, March 3, 2008.  Pursuant to the settlement agreement, the former owners of MemberHealth have agreed to pay the settlement amount in full by March 28, 2008.  If a former owner shall fail to pay its pro rata portion of the settlement amount, the release by us of that former owner described below will not be effective.

                Pursuant to the settlement agreement, we have agreed to release specified claims against the former owners of MemberHealth, the shareholder representative and MHRx arising under the merger agreement.  Additionally, pursuant to the settlement agreement, the equity investors that purchased our shares in connection with the acquisition of MemberHealth have agreed to release the former owners, the shareholder representative, MHRx and us from specified claims.  The settlement agreement also provides that the former owners and the shareholder representative will release us from specified related claims.  The releases have the effect of amending provisions of the merger agreement.

                The foregoing description of the settlement agreement is qualified in its entirety by reference to the settlement agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.              Financial Statements And Exhibits.

(d) Exhibits

10.1	Settlement Agreement and Amendment to Merger Agreement, dated as of March 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL AMERICAN CORP.

By:	/s/ MITCHELL J. STIER
Mitchell J. Stier
Senior Vice President and General Counsel

Date:  March 10, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit Title

10.1	Settlement Agreement and Amendment to Merger Agreement, dated as of March 5, 2008.